Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:  Michael H. Braun, CEO (954) 308-1322
or Peter J. Prygelski, CFO (954) 308-1252
Federated National Holding Company

21st CENTURY HOLDING COMPANY
ANNOUNCES CORPORATE NAME CHANGE TO
FEDERATED NATIONAL HOLDING COMPANY

Sunrise, Florida, September 11, 2012 - 21st Century Holding Company (Nasdaq: TCHC), a Florida-based provider of insurance, announced today that its corporate name has been changed to Federated National Holding Company (“Federated National”), after receiving shareholder approval for the name change at the Company’s 2012 Annual Shareholder meeting held on September 11, 2012.  The Company’s Nasdaq trading symbol has also changed to “FNHC.”

Mr. Michael H. Braun, the Company’s Chief Executive Officer and President, said “The Company’s management team and Board of Directors agreed to change the name to Federated National since the majority of the Company’s business is conducted through its insurance subsidiary, Federated National Insurance Company, which is known to its policyholders and agents as “Federated National” or “Federated.”  The names Federated National and Federated have developed goodwill over the years with its agents and policyholders.  The name change to Federated National should allow the Company to better streamline its marketing efforts and relay its vision to its shareholders, agents and policyholders.”

About the Company

The Company, through its subsidiaries, underwrites homeowners’ property and casualty, commercial general liability, commercial residential property, flood, personal automobile and commercial automobile. Additionally, the Company is licensed to and has the facilities to market and underwrite policies for other insurance carriers’ lines of business such as, inland marine, workers’ compensation and personal umbrella insurance in the state of Florida.  The Company is licensed as an admitted carrier in the states of Alabama, Georgia, Louisiana and Texas to offer coverage for more than 300 classes of commercial general liability business, including special events. The Company, through its subsidiaries, is also approved to operate as a surplus lines/non-admitted carrier in the states of Arkansas, Kentucky, Maryland, Missouri, Nevada, Oklahoma, South Carolina, Tennessee, and Virginia and offers the same general liability products. The Company, through its subsidiaries, adjusts claims for itself and is licensed to process and adjust claims for third party insurance carriers as well.

Forward-Looking Statements /Safe Harbor Statements

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “feel,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements.  The risks and uncertainties include, without limitation, the costs and collectability of reinsurance; the success of the Company’s growth and marketing initiatives and introduction of its new product lines; inflation and other changes in economic conditions (including changes in interest rates and financial markets); the impact of new regulations adopted in Florida and the other states in which we do business which affect the property and casualty insurance market; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to obtain regulatory approval for requested rate changes and/or changes in our capital structure, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against us or which is commenced against the Company after the date hereof, including the terms of any settlements; risks related to the nature of our business; dependence on investment income and the composition of our investment portfolio; the adequacy of our liability for loss and loss adjustment expense; insurance agents; claims experience; ratings by industry services (a withdrawal or reduction of our rating(s) could limit us from writing or renewing policies and could cause the Company’s insurance policies to no longer be acceptable to the secondary marketplace and mortgage lenders); catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); acts of war and terrorist activities; court decisions and trends in litigation~~;~~ and other matters described from time to time by us in our filings with the SEC.  Additional risk factors are also set forth in the Company's Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 30, 2012, and in the Company’s subsequent filings under the Securities Exchange Act of 1934. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.   #####